Exhibit 99.1


NEWS RELEASE

For Immediate Release                   Contact:      William W. Sherertz
                                                      President and
                                                      Chief Executive Officer

                                      Telephone:      (503) 220-0988

                         BARRETT BUSINESS SERVICES, INC.
               ANNOUNCES THIRD QUARTER 2003 OPERATING RESULTS AND
                       SCHEDULES INVESTOR CONFERENCE CALL

      PORTLAND, OREGON, OCTOBER 29, 2003 - Barrett Business Services, Inc. (Nasdaq trading symbol: BBSI) reported today net income of $943,000 for the third quarter ended September 30, 2003, an improvement of $887,000 over net income of $56,000 for the third quarter of 2002. The diluted income per share for the 2003 third quarter was $.16, as compared to $.01 for the 2002 third quarter.

      Revenues for the third quarter ended September 30, 2003 totaled $34.8 million, an increase of approximately $4.7 million or 15.6% over the $30.1 million for the same quarter in 2002. Revenues for the nine months ended September 30, 2003 amounted to $86.1 million, an increase of 3.0% over the same period a year ago.


                                                   (Unaudited)             (Unaudited)
                                              Third Quarter Ended       Nine Months Ended
                                                  September 30,           September 30,
                                              ---------------------   ---------------------
          Results of Operations                 2003        2002        2003        2002
-------------------------------------------   ---------   ---------   ---------   ---------
  (in thousands, except per share amounts)
Revenues:
  Staffing services                           $ 26,727    $ 26,935    $ 69,883    $ 74,189
  Professional employer service fees             8,046       3,155      16,189       9,405
                                              ---------   ---------   ---------   ---------
    Total revenues                              34,773      30,090      86,072      83,594
                                              ---------   ---------   ---------   ---------
Cost of revenues:
  Direct payroll costs                          19,740      20,032      51,617      54,841
  Payroll taxes and benefits                     6,181       3,627      14,371      10,839
  Workers' compensation                          2,501       2,058       5,908       5,402
                                              ---------   ---------   ---------   ---------
    Total cost of revenues                      28,422      25,717      71,896      71,082
                                              ---------   ---------   ---------   ---------
Gross margin                                     6,351       4,373      14,176      12,512
Selling, general and administrative expenses     4,582       3,984      12,047      12,255
Depreciation and amortization                      256         282         807         882
                                              ---------   ---------   ---------   ---------
Income (loss) from operations                    1,513         107       1,322        (625)
Other (expense) income, net                        (62)        (14)       (136)          6
                                              ---------   ---------   ---------   ---------
Income (loss) before taxes                       1,451          93       1,186        (619)
Provision for (benefit from) income taxes          508          37         419        (259)
                                              ---------   ---------   ---------   ---------
Net income (loss)                             $    943    $     56    $    767    $   (360)
                                              =========   =========   =========   =========
Basic income (loss) per share                 $    .17    $    .01    $    .13    $   (.06)
                                              =========   =========   =========   =========
Weighted average basic shares outstanding        5,645       5,804       5,700       5,810
                                              =========   =========   =========   =========
Diluted income (loss) per share               $    .16    $    .01    $    .13    $   (.06)
                                              =========   =========   =========   =========
Weighted average diluted shares outstanding      5,927       5,816       5,805       5,810
                                              =========   =========   =========   =========


      The Company changed its reporting of PEO revenues from a gross basis to a net basis in 2002 because it was determined that the Company was not the primary obligor for the services provided by employees pursuant to its PEO contracts. The gross revenues and cost of revenues information below,

Barrett Business Services, Inc.
News Release - Third Quarter 2003
October 29, 2003

although not in accordance with generally accepted accounting principles ("GAAP"), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company's business activity and more useful in managing its operations.

                                             (Unaudited)                 (Unaudited)
                                         Third Quarter Ended          Nine Months Ended
($ in thousands)                            September 30,               September 30,
                                         --------------------      --------------------
                                           2003        2002          2003        2002
                                         --------    --------      --------    --------
Revenues:
  Staffing services                      $ 26,727    $ 26,935      $ 69,883    $ 74,189
  Professional employer services           46,886      18,710        95,767      55,269
                                         --------    --------      --------    --------
    Total revenues                         73,613      45,645       165,650     129,458
                                         --------    --------      --------    --------
Cost of revenues:
  Direct payroll costs                     58,580      35,587       131,195     100,705
  Payroll taxes and benefits                6,181       3,627        14,371      10,839
  Workers' compensation                     2,501       2,058         5,908       5,402
                                         --------    --------      --------    --------
    Total cost of revenues                 67,262      41,272       151,474     116,946
                                         --------    --------      --------    --------
Gross margin                             $  6,351    $  4,373      $ 14,176    $ 12,512
                                         ========    ========      ========    ========

      A reconciliation of non-GAAP gross PEO revenues to net PEO revenues is as follows:

For the third quarters ended September 30, 2003 and 2002 (in thousands):

                        Gross Revenue                                        Net Revenue
                       Reporting Method          Reclassification         Reporting Method
                     ---------------------    ----------------------    ----------------------
                       2003        2002         2003         2002         2003         2002
                     ---------   ---------    ---------    ---------    ---------    ---------
Revenues:
 Staffing services   $ 26,727    $ 26,935     $      -     $      -     $ 26,727     $ 26,935
 Professional
  employer
  services             46,886      18,710      (38,840)     (15,555)       8,046        3,155
                     ---------   ---------    ---------    ---------    ---------    ---------
   Total revenues    $ 73,613    $ 45,645     $(38,840)    $(15,555)    $ 34,773     $ 30,090
                     =========   =========    =========    =========    =========    =========
Cost of revenues:
  Direct payroll
   costs             $ 58,580    $ 35,587     $(38,840)    $(15,555)    $ 19,740     $ 20,032
                     =========   =========    =========    =========    =========    =========

For the nine months ended September 30, 2003 and 2002 (in thousands):

                        Gross Revenue                                        Net Revenue
                       Reporting Method          Reclassification         Reporting Method
                     ---------   ---------    ----------------------    ----------------------
                       2003        2002         2003         2002         2003         2002
                     ---------   ---------    ---------    ---------    ---------    ---------
Revenues:
 Staffing services   $ 69,883    $ 74,189     $      -     $      -     $ 69,883     $ 74,189
 Professional
  employer
  services             95,767      55,269      (79,578)     (45,864)      16,189        9,405
                     ---------   ---------    ---------    ---------    ---------    ---------
   Total revenues    $165,650    $129,458     $(79,578)    $(45,864)    $ 86,072     $ 83,594
                     =========   =========    =========    =========    =========    =========
Cost of revenues:
  Direct payroll
   costs             $131,195    $100,705     $(79,578)    $(45,864)    $ 51,617     $ 54,841
                     =========   =========    =========    =========    =========    =========

Barrett Business Services, Inc.
News Release - Third Quarter 2003
October 29, 2003


      William W. Sherertz, President and Chief Executive Officer, commented that: "We are very pleased with our results for the third quarter and we expect to generate comparable or better results for the 2003 fourth quarter."

      The following summarizes the unaudited balance sheets at September 30, 2003 and December 31, 2002.

($ in thousands)                                             September 30,   December 31,
                                                                 2003           2002
                                                             -------------  -------------
                          Assets
Current assets:
  Cash and cash equivalents                                    $    450       $     96
  Income taxes receivable                                             -          1,923
  Trade accounts receivable, net                                 18,449         11,357
  Prepaid expenses and other                                      1,749          1,040
  Deferred income taxes                                           1,658          2,111
                                                               ---------      ---------
     Total current assets                                        22,306         16,527
Goodwill, net                                                    18,749         18,749
Intangibles, net                                                     23             59
Property, equipment and software, net                             3,465          5,167
Restricted marketable securities and workers' compensation
  deposits
Deferred income taxes                                             1,114          1,445
Other assets                                                        482          1,064
                                                               ---------      ---------
                                                               $ 50,202       $ 47,297
                                                               =========      =========

           Liabilities and Stockholders' Equity

Current liabilities:
  Current portion of long-term debt                            $     88       $    434
  Line of credit payable                                              -          3,513
  Accounts payable                                                  781            834
  Accrued payroll, payroll taxes and related benefits            12,933          4,897
  Workers' compensation claims liabilities                        1,749          3,903
  Safety incentives payable                                         681            406
  Other accrued liabilities                                         326            305
  Current portion of deferred gain on sale and leaseback            122              -
                                                               ---------      ---------
    Total current liabilities                                    16,680         14,292
Long-term debt, net of current portion                              400            488
Customer deposits                                                   447            443
Long-term workers' compensation claims liabilities                2,476          2,492
Other long-term liabilities                                          27            797
Long-term deferred gain on sale and leaseback                     1,066              -
Stockholders' equity                                             29,106         28,785
                                                               ---------      ---------
                                                               $ 50,202       $ 47,297
                                                               =========      =========

      On October 30, 2003 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss third quarter 2003 operating results. To participate in the call, dial
(877)356-3717 shortly before 9:00 a.m. Pacific Time on October 30, 2003. The call identification number is 3498751. A recording of the call will be available beginning October 30, 2003 at 12:00 p.m. and ending Thursday, November 6, 2003. To listen to the recording, dial (800)642-1687 and enter conference identification code 3498751.

      Barrett Business Services, Inc. is a human resource management company with offices in seven states, which serve customers in approximately 15 states.

      Statements in this release about future events or performance, including earnings expectations for the remaining one quarter of 2003, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, future workers' compensation claims experience, collectibility of accounts receivable, and availability of funding for working capital purposes, among others. Other important factors that may affect the Company's future prospects are described in the Company's 2002 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

                                      #####